UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 20, 2013

WORTHINGTON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52590	20-1399613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Montgomery Street #1094, San Francisco, CA 94104
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 666-2337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

David Pinkman Consulting Agreement

On February 1, 2013, Worthington Energy, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with David Pinkman, a member of the Company’s Board of Directors, to manage the Company’s VM 179 oil prospect.  On February 27, 2013, the Company issued 1,000,000 shares of the Company’s common stock (“Common Stock”) to David Pinkman pursuant to the Consulting Agreement.  In addition, the Company issued a warrant to Mr. Pinkman to purchase 1,000,000 shares of Common Stock.  The warrant is exercisable for five years from the date of issuance at an exercise price of $0.05 per share. The shares and warrants were issued under Section 4(a)(2) of the Securities Act of 1933, as amended.

Common Stock and Warrant Financing

On February 25, 2013, the Company entered into purchase agreements with two investors, Al Kau and Aaron Shrira, existing investors in the Company (the “Investors”), pursuant to which we sold to each investor (i) 2,500,000 shares of Common Stock and (ii) a warrant to purchase 2,500,000 shares of Common Stock for $25,000 from each Investor.  The warrants are exercisable for three years from the date of issuance at an exercise price of $0.05 per share.   No commissions or other remuneration was paid in connection with this issuance.

Asher Financing

On February 27, 2013, the Company entered into a securities purchase agreement with Asher Enterprises, Inc., an accredited investor (“Asher”), providing for the sale by the Company to Asher of an 8% convertible debenture in the principal amount of $53,000 (the “Asher Debenture”).

The Asher Debenture matures on December 1, 2013 (the “Asher Maturity Date”) and bears interest at the annual rate of 8%. The Company is not required to make any payments until the Asher Maturity Date.

Asher is permitted to convert, starting 180 days after the date of the Asher Debenture, the outstanding principal and accrued interest on the Asher Debenture into shares of Common Stock at a conversion price per share equal to fifty percent (50%) of the average of the three (3) lowest closing bid prices of the Common Stock during the 10 trading days immediately preceding the conversion date.

Asher agreed to restrict its ability to convert the Asher Debenture and receive shares of Common Stock such that the number of shares of Common Stock held by Asher in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s Common Stock.

The Asher Debenture was issued pursuant to Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended.

Prolific Financing

On February 28, 2013, the Company issued to the Prolific Group, LLC , an accredited investor (“Prolific”), a 6% convertible debenture in the principal amount of $25,000 (the “Prolific Debenture”).

The Prolific Debenture matures on February 28, 2014 (the “Prolific Maturity Date”) and bears interest at the annual rate of 6%. The Company is not required to make any payments until the Prolific Maturity Date.

Prolific is permitted to convert, starting 180 days after the date of Prolific Debenture, the outstanding principal and accrued interest on the Prolific Debenture into shares of Common Stock at a conversion price per share equal to sixty percent (60%) of the average of the lowest closing bid price of the Common Stock during the five trading days immediately preceding the conversion date.

The Prolific Debenture was issued pursuant to Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in the sections entitled “Asher Financing” and “Prolific Financing” under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02

Item 3.02           Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02

On February 20, 2013, Worthington Energy, Inc. (the “Company”) issued 5,000,000 shares of restricted Common Stock to the Volk Revocable Trust for the conversion of $25,000 of indebtedness owed to Charles Volk for back salary owed to Mr. Volk. The conversion price was $0.005 per share. In addition, the Company issued 500,000 shares of Common Stock to Samuel Butero as a bonus for services previously rendered in connection with the Company’s periodic filings.  The shares being issued by the Company are valued by the Company at $0.03 per share. The shares were issued under Section 4(a)(2) of the Securities Act of 1933, as amended.

As of March 18, 2013, the Company had 174,668,697 shares of common stock issued and outstanding.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

10.01	Consulting Agreement between Worthington Energy, Inc. and David Pinkman dated February 1, 2013.

10.02	Common Stock and Warrant Purchase Agreement between Worthington Energy, Inc. and Al Kau dated February 25, 2013.

10.03	Common Stock and Warrant Purchase Agreement between Worthington Energy, Inc. and Aaron Shrira dated February 25, 2013.

10.04	Form of Warrant to purchase 2,500,000 shares issued to Al Kau.

10.05	Form of Warrant to purchase 2,500,000 shares issued to Aaron Shrira.

10.06	Securities Purchase Agreement, dated as of February 27, 2013, by and between Worthington Energy, Inc. and Asher Enterprises, Inc.

10.07	Form of Convertible Promissory Note issued February 27, 2013 to Asher Enterprises, Inc.

10.08	Form of Convertible Promissory Note issued February 28, 2013 to the Prolific Group, LLC

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORTHINGTON ENERGY, INC.

Date: March 19, 2013	By: /s/ CHARLES F. VOLK, JR.
Charles F. Volk, Jr.
Chief Executive Officer